UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

DigiPath, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113
Las Vegas, NV 8911

(Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Company’s Certifying Accountant.

(a) Effective January 26, 2017, Digipath, Inc. (the “Company”) dismissed Anton & Chia, LLP (“A&C”) as the Company’s independent registered public accounting firm. The dismissal was recommended and approved by the Company’s board of directors.

The reports of A&C regarding the Company’s consolidated financial statements for each of the two most recent fiscal years of the Company did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern.

During the two most recent fiscal years of the Company and through January 26, 2017, there were (i) no disagreements between the Company and A&C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of A&C, would have caused A&C to make reference thereto in their reports on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided A&C with a copy of the disclosure in the preceding two paragraphs and requested in writing that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. A&C provided a letter, dated January 27, 2017, stating its agreement with such statements as related to A&C, which is attached as Exhibit 16 to this Form 8-K.

(b) On January 26, 2017, the Company engaged M&K CPAS, PLLC (“M&K”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.

During the Company’s two most recent fiscal years ended September 30, 2016 and 2015 and the subsequent interim period through January 26, 2017, neither the Company nor anyone acting on its behalf consulted with M&K regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements by M&K, nor did M&K provide written or oral advice to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues; or (iii) any other matter that was the subject of a “disagreement” or “reportable event” (as such terms are described in Items 304(a)(1)(iv) and (v) of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2017, the Company appointed Dr. Alfredo Axtmayer to serve as a director of the Company. [There are no arrangements or understandings with Dr. Axtmayer pursuant to which he was appointed as a director, or any related party transactions between the Company and Dr. Axtmayer that are subject to disclosure under Item 404(a) of Regulation S-K.] [Confirm]

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit 16	Letter on Change in Certifying Accountant dated January 27, 2017, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: January 27, 2017

By:	/s/ Joseph J. Bianco
Joseph J. Bianco
Chief Executive Officer

EXHIBIT INDEX

No.	Description

Exhibit 16	Letter on Change in Certifying Accountant dated January 27, 2017, filed herewith.